Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

First Bancorp

Southern Pines, North Carolina

We consent to the incorporation by reference this Registration Statement on Form S-8 of First Bancorp, related to the First Bancorp Employees’ 401(k) Savings Plan, of our reports dated March 17, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting which appear in the Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

June 30, 2014